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Progress Energy announces positive ruling from Internal Revenue Service in audit of its Earthco synthetic fuel facilities

RALEIGH, N.C. (Feb. 13, 2006) – Progress Energy [NYSE: PGN] announced today that the Field Auditors of the Internal Revenue Service (IRS) have verbally informed the company that the IRS National Office has concluded that the company’s four Earthco synthetic fuel facilities met the placed-in-service requirement, which is one of the conditions to qualify for tax credits under Section 45K (formerly Section 29) of the Internal Revenue Code. The Field Auditors also indicated that, once they receive written confirmation of this conclusion, they will close their audit without any disallowance of tax credits.

“Successfully resolving the placed-in-service issue has been a top priority for the company, so we are very pleased by the outcome,” said Bob McGehee, chairman and CEO, Progress Energy. “This positive ruling removes a major uncertainty for the company and will allow our management team to focus on strategic uses of the cash benefits provided by the synthetic fuel tax credits.”

Through December 31, 2005, the company has generated $1.25 billion of tax credits from the Earthco facilities.

Progress Energy will discuss this development on its earnings conference call scheduled for 10 a.m. ET (7 a.m. PT) Wednesday, Feb. 15, 2006. Investors, media and the public may listen to the call by dialing (706) 634-7167 and entering confirmation code 4257612. Should you encounter problems, please contact Al Myers at (919) 546-2233.

A webcast of the live conference call and the presentation slides will be available at www.progress-energy.com/webcast. The webcast will be available in Windows Media format. The webcast will be archived on the site for at least 30 days following the call for those unable to listen in real time. A replay of the audio will be available from 2 p.m. Feb. 15 through midnight March 1 by calling (706) 645-9291 and entering replay passcode 4257612.

Progress Energy (NYSE: PGN), headquartered in Raleigh, N.C., is a Fortune 250 diversified energy company with more than 24,500 megawatts of generation capacity and $10 billion in annual revenues. The company’s holdings include two electric utilities serving approximately 3 million customers in North Carolina, South Carolina, and Florida. Progress Energy also includes nonregulated operations covering merchant generation, energy marketing and natural gas exploration. Progress Energy was the 2005 recipient of the prestigious J.D. Power and Associates Founder’s Award for dedication, commitment and sustained improvement in customer service. For more information about Progress Energy, visit the company’s Web site at http://www.progress-energy.com.

Caution Regarding Forward-Looking Information:

This document contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, by their very nature, involve assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Any forward-looking statement speaks only as of the date such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made. Particularly, with regard to today’s release, we note that, while we have been verbally informed of the definitive, positive ruling from the Field Audit team, we have not yet received the written documentation (i.e., the Technical Advice Memorandum) from the IRS.

Other risk factors are detailed from time to time in our SEC reports. All such factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our ability to control or estimate precisely. Additionally, new factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the effect each such factor will have on us.

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Contacts:

Investor Relations, Bob Drennan, 919-546-7474

Corporate Communications, Keith Poston or Garrick Francis, 919-546-6189, or toll-free 877-641-NEWS (6397)